Form 3 Joint Filer Information

Name: EGI-Fund (05-07) Investors, L.L.C.

Name: SZ Investments, L.L.C.

Name: Chai Trust Company, LLC

Address for each:

Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606

Designated Filer:

EGI-HC, L.L.C.

Issuer and Ticker Symbol:

Hanover Compressor Company (HC)

Date of Event Requiring Statement:

May 16, 2007

EGI-FUND (05-07) INVESTORS, L.L.C.

SZ INVESTMENTS, L.L.C.

Each by: /s/ PHILIP G. TINKLER

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Name: Philip G. Tinkler

Title: Vice President

CHAI TRUST COMPANY, LLC

By: /s/ JAMES G. BUNEGAR

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Name: James G. Bunegar

Title: Vice President